Exhibit 23.1   Auditor's Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement of UPB, Inc. on Form S-1 of our report dated, October 1, 2008 relating to the consolidated financial statements of UPB, Inc. for the period ending August 31, 2008.

/s/ Sara Jenkins
     Sara Jenkins

The Blackwing Group, LLC
Independence, MO
November 7, 2008